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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45237, 333-46803, 333-58583 and 333-82941) and
in the Registration Statements on Form S-3 (Nos. 333-74393, 333-77433, 333-89991 and 333-94445) of VeriSign, Inc. of our report dated February 2, 2000 except for
Note 13 for which the date is March 15, 2000 relating to the financial statements of Network Solutions, Inc., which appears in the Current Report on Form 8-K/A of VeriSign, Inc. dated August 22, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
August 22, 2000